Securities and Exchange Commission
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported)

                              April 25, 1995


                       AIRBORNE FREIGHT CORPORATION
            (Exact name of registrant as specified in Charter)

Delaware                  1-6512                       91-0837469
- ----------                ----------                   ----------
State or Other            Commission                   IRS Employer
Jurisdiction of           File Number                  Identification Number
Incorporation


       3101 Western Avenue, P.O. Box 662, Seattle, Washington  98111
                  Address of Principal Executive Offices


            Registrant's Telephone Number Including Area Code:

                               (206)285-4600

ITEM 5 - OTHER MATERIALLY IMPORTANT EVENTS

     The annual meeting of Airborne Freight Corporation ("Airborne" or the "Company") was held at the Fifth Avenue Room of the Westin Hotel, 1900 Fifth Avenue, Seattle, Washington 98101 on April 25, 1995, at which a total of 19,397,572 shares were represented at the meeting comprising 92.15% of the outstanding shares of the Company entitled to vote at the meeting on the record date (February 27, 1995). The following directors were duly elected to serve for terms ending in 1998, in each case by an affirmative vote in excess of 91% of the outstanding shares entitled to vote at the meeting:

                    Andrew F. Brimmer
                    Harold M. Messmer, Jr.
                    Andrew V. Smith

     The following are continuing directors with terms expiring as indicated:

                    Terms Expiring in 1996
                    ----------------------
                    Robert G. Brazier
                    James H. Carey
                    Andrew B. Kim


                    Terms Expiring in 1997
                    ----------------------
                    Robert S. Cline
                    Richard M. Rosenberg
                    William Swindells

     The shareholders, by an affirmative vote of 89.32% of the outstanding shares and 96.91% of the shares represented at the meeting, approved the 1995 - 1999 Executive Incentive Compensation Plan.

     The shareholders, by an affirmative vote of 91.61% of the outstanding shares and 99.41% of the shares represented at the meeting, approved the selection of Deloitte & Touche as external auditors for the current year.

     The Airborne Board of Directors on the same date, April 25, 1995, reelected all existing executive officers, including Robert S. Cline as Chairman and Chief Executive Officer and Robert G. Brazier as President and Chief Operating Officer.

     The Board of Directors, in addition to declaring a quarterly cash dividend of $.075 per share on the Common Stock of the Company payable on May 23, 1995 to shareholders of record on May 9, 1995, declared the regular 6.9% Preferred Dividend payable June 15, 1995, to shareholders of record as of June 1, 1995.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AIRBORNE FREIGHT CORPORATION



                                        By:/s/J. Vernon Williams
                                        --------------------------
                                        J. Vernon Williams
                                        Assistant Secretary

DATED April 28, 1995.